              SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                    DEAN WITTER LIMITED TERM MUNICIPAL TRUST


(A) AVERAGE ANNUAL TOTAL RETURNS (NO LOAD FUND)

(B) TOTAL RETURN (NO LOAD FUND)

                        _                                   _
                       |        ______________________  |
FORMULA:               |       |           |
                       |  /\ n |           EV         |
              t  =     |    \  |     -------------   | - 1
                       |     \ |           P        |
                       |      \|           |
                       |_                  _|

                           EV
             TR  =     ----------  - 1
                           P

              t = AVERAGE ANNUAL COMPOUND RETURN
              n = NUMBER OF YEARS
             EV = ENDING VALUE
              P = INITIAL INVESTMENT
             TR = TOTAL RETURN


                                   (B)                             (A)
  $1,000          EV AS OF        TOTAL        NUMBER OF     AVERAGE ANNUAL
INVESTED - P     31-Mar-97     RETURN - TR     YEARS - n     COMPOUND RETURN
------------     ---------     -----------     ---------     ---------------
 31-Mar-96       $1,036.50          3.65%         1.00            3.65%
 12-Jul-93       $1,156.00         15.60%         3.72            3.98%

(C)       GROWTH OF $10,000
(D)       GROWTH OF $50,000
(E)       GROWTH OF $100,000

FORMULA:  G= (TR+1)*P
          G= GROWTH OF INITIAL INVESTMENT
          P= INITIAL INVESTMENT
          TR= TOTAL RETURN SINCE INCEPTION

                   TOTAL           (D) GROWTH OF           (E) GROWTH OF            (F) GROWTH OF
 INVESTED - P    RETURN - TR    $10,000 INVESTMENT-G    $50,000 INVESTMENT-G    $100,000 INVESTMENT-G
 ------------    -----------    --------------------    --------------------    ---------------------
   12-Jul-93        15.60              $11,560                 $57,800                $115,600